UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2017
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Libbey Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Effective March 30, 2017, James C. Burmeister will join Libbey Inc. (“Libbey” or the “Company”) as Vice President, Chief Financial Officer.
Mr. Burmeister, 49, comes to Libbey from The Andersons, Inc., where he has served since 2014 as Vice President, Finance and Treasurer, managing the treasury, tax, investor relations, sourcing, business development and continuous improvement functions. Prior to joining The Andersons, Inc., Mr. Burmeister held roles of increasing responsibility in operations finance with Owens Corning, beginning in 2005 as Director of Finance of Owens Corning’s cultured stone business and culminating in his role from 2013-2014 as Vice President, Finance of Owens Corning’s roofing and asphalt division. Earlier in his career, Mr. Burmeister served in a variety of roles with General Electric, including an assignment with GE’s highly-regarded Corporate Audit Staff, and with Rubbermaid in its supply chain function.
A graduate of the U.S. Naval Academy, Mr. Burmeister served as a captain in the Marine Corps from 1990-1995, including service in the Persian Gulf.
In connection with Mr. Burmeister’s appointment as Libbey’s Vice President, Chief Financial Officer, we will pay him an annual base salary of $375,000. He will be eligible under our senior management incentive plan (which we refer to as our “SMIP”) for an annual cash incentive award with a target amount equal to 60% of his annual base salary, with the opportunity to earn up to 200% of his target SMIP award.
No later than 30 days following Mr. Burmeister’s first day of employment, he will receive a one-time cash payment in the gross amount of $100,000. If he terminates his employment without Good Reason before he has been employed by Libbey for one (1) year, he must repay Libbey the full amount of the sign-on bonus within 30 days of the date of termination. As used in this context, “Good Reason” has the same meaning as used in the change in control agreement described below.
Mr. Burmeister also will be eligible for long-term incentive awards under Libbey’s 2017 long-term incentive plan (which we refer to as the “2017 LTIP”), with a target equal to $375,000, or 100% of his annual base salary. Mr. Burmeister’s 2017 LTIP target award will be divided among three components:

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The performance cash component, consisting of the opportunity to earn a target payout equal to 50% of Mr. Burmeister’s 2017 LTIP target award (or 50% of $375,000), prorated to his first day of employment with Libbey;

•	Restricted stock units (“RSUs”) representing 30% of Mr. Burmeister’s 2017 LTIP target award (or 30% of $375,000);

•	Non-qualified stock options (“NQSOs”) representing 20% of Mr. Burmeister’s 2017 LTIP target award.
The awards of RSUs and NQSOs will be granted to Mr. Burmeister on the second business day after Libbey releases its financial results for the quarter ending March 31, 2017. They will vest 25% per year beginning on the first anniversary of the grant date. The number of RSUs to be granted will be determined by dividing $112,500 by the average closing price of our common stock over a period of 20 consecutive trading days ending on the grant date. The number of NQSOs to be granted will be determined by dividing $75,000 by the Black-Scholes value of Libbey Inc. stock at the close of business on the grant date, calculated using the average closing price of Libbey common stock over a period of 20 consecutive trading days ending on the grant date and capping volatility at 50%. The exercise price of the NQSOs granted will be equal to the closing price of Libbey common stock on the grant date.
In addition, Mr. Burmeister will be eligible to participate in the performance cash components of Libbey’s long-term incentive plan for the 2015-2017 performance cycle and the 2016-2018 performance cycle. For each of these performance cycles, the target performance cash award equals 40% of Mr. Burmeister’s target long-term incentive opportunity, in each case prorated to Mr. Burmeister’s first date of employment with Libbey.
Mr. Burmeister is entitled to participate in other benefit programs generally available to executive officers or salaried employees, including, but not limited to, Libbey’s 401(k) savings plan for salaried employees, the Libbey Inc. Executive Deferred Compensation Plan, annual executive physical, annual financial planning assistance, annual tax return preparation assistance, airport car service between Toledo and Detroit Metro Airport, and one airline club membership.
Mr. Burmeister will be eligible to receive full severance benefits under the Libbey Inc. Executive Severance Compensation Policy (which we refer to as the “Executive Severance Policy”) once he has been employed by the Company for at least 18 months.

Under the Executive Severance Policy, if Libbey were to terminate Mr. Burmeister’s employment without cause before he attains at least 20 years of service, Mr. Burmeister would be entitled to cash severance equal to the sum of (a) 52 weeks’ salary continuation and (b) a target payout under Libbey’s SMIP for the year in which the date of termination occurs.
Additionally, Mr. Burmeister would be entitled to annual and long-term incentive compensation, to the extent actually earned, for any performance period that ended prior to the termination date. Payment of any incentive compensation would be made between January 1 and March 15 of the year following the end of the relevant performance period. Mr. Burmeister also would be entitled to continued medical, prescription drug and dental benefits during that 52-week period, provided that he pays the active-employee contributions for those benefits. Under the Executive Severance Policy, Libbey would be entitled to terminate Mr. Burmeister for “cause” if: (i) he willfully and continuously fails (other than as a result of his incapacity due to physical or mental illness) to substantially perform his duties with Libbey after the Board has delivered to him a written demand for substantial performance that specifically identifies the manner in which the Board believes that he has not substantially performed his duties; (ii) he willfully and continuously fails (other than as a result of his incapacity due to physical or mental illness) to substantially follow and comply with the specific and lawful directives of the Board, after the Board has delivered to him a written demand for substantial performance that specifically identifies the manner in which the Board believes that he has not substantially followed or complied with the directives of the Board; (iii) he commits an act of fraud or dishonesty that causes harm to Libbey; (iv) he fails to comply with a material policy or code of conduct of Libbey; (v) he materially breaches any material obligation under any written agreement with Libbey; (vi) he engages in illegal conduct or gross misconduct that causes harm to Libbey; or (vii) he has been convicted of a misdemeanor or felony that (A) is directly related to the position that he occupies with Libbey or (B) indicates that he is unsuitable for the position that he occupies with Libbey.
Mr. Burmeister will be entitled to receive the benefits provided under Libbey’s Executive Severance Policy only if he executes a release from liability that also includes covenants not to disparage Libbey or solicit its employees and covenants not to compete with Libbey for a period of 12 months after termination of employment.
Until Mr. Burmeister has been employed by Libbey for at least 18 months, he will be eligible to receive the following modified severance benefits:

•	He will not be entitled to receive severance benefits if his employment is terminated for cause (as defined above).

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If his employment with the Company is terminated without cause (as defined above) during his initial 18 months of employment with the Company, and if he executes and delivers to the Company a general release, the Company will pay or provide him the following benefits:

◦	Base salary through the date of termination.

◦	Reimbursement of any expenses properly incurred prior to the date of termination in accordance with the Company’s policy on business expense reimbursement.

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Any amount or benefit to which he is entitled under any pension plan, retirement savings plan, equity participation plan, stock purchase plan, medical benefit plan or other benefit plan or employment policy maintained by the Company in accordance with the terms of the plan.

◦	Salary continuation for 26 weeks in accordance with the Company’s normal pay practices.

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If, as of the date of termination, he has been employed for at least nine (9) months, a lump-sum payment equal to 50% of his target opportunity under the senior management incentive plan for the calendar year in which the date of termination occurs.

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For a period ending on the last day of the sixth full calendar month following the date of termination, continuation of medical, prescription drug and dental benefits, provided that he pays the active-employee contributions for these benefits.

◦	Executive outplacement services at the rate for Shields Meneley Partners or equivalent as follows:

▪	If, as of the date of termination, Mr. Burmeister has been employed by Libbey for at least nine (9) months, he will be entitled receive such services for a six (6) month period; and

▪	If, as of the date of termination, Mr. Burmeister has been employed for at least nine (9) months but for less than 18 months, he will be entitled to receive such services for a one (1) year period.

In addition, Libbey will enter into a change in control agreement with Mr. Burmeister. The change in control agreement will provide that, upon a termination by Libbey without Cause or a termination by Mr. Burmeister for Good Reason (in each case as defined below) within two years following a Change in Control or if a Change in Control occurs within six months following a termination by Libbey without Cause or a termination by Mr. Burmeister for Good Reason, he will receive the following benefits:

•	Accrued base salary, vacation pay and expense reimbursement;

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Any amount or benefits to which Mr. Burmeister is entitled under any pension plan, retirement savings plan, equity participation plan, stock purchase plan, medical benefit plan or other benefit plan or employment policy maintained by Libbey in accordance with the terms of the plan, policy or arrangement;

•	Any incentive compensation earned but not yet paid for a performance period ended prior to the date of termination at the time it would otherwise have been paid but for the termination;

•	A lump sum payment equal to two times annual base salary plus target annual incentive;

•	Continuation of medical and life insurance benefits for 18 months after termination or until he receives medical and/or life insurance coverage through a future employer, if earlier than 18 months;

•	Executive level outplacement services paid by Libbey in an amount not to exceed 15% of Mr. Burmeister’s annual base salary; and

•	Financial planning services paid by Libbey in an amount not to exceed $10,000.
As defined in the change in control agreement, “Cause” means (i) Mr. Burmeister’s willful and continued failure (other than as a result of incapacity due to physical or mental illness or after Mr. Burmeister issues a notice of termination for Good Reason) to substantially perform his duties, after the Board of Directors delivers to his a written demand for substantial performance that specifically identifies the manner in which the Board believes that he has not substantially performed his duties; (ii) Mr. Burmeister’s willful and continued failure (other than as a result of incapacity due to physical or mental illness or after issuance of a notice of termination for Good Reason) to substantially follow and comply with the specific and lawful directives of the Board of Directors, as reasonably determined by the Board, after the Board delivers to Mr. Burmeister a written demand that specifically identifies the manner in which the Board believes that he has not substantially followed or complied with the directives of the Board; (iii) Mr. Burmeister’s commission of an act of fraud or dishonesty that results in harm to Libbey or the failure to comply with a material policy or code of conduct of Libbey as in effect from time to time; (iv) Mr. Burmeister’s material breach of any material obligation under the change in control agreement or any other written agreement between Mr. Burmeister and Libbey; or (v) Mr. Burmeister’s willful engagement in illegal conduct or gross misconduct that causes harm to Libbey.
As defined in the change in control agreement, “Good Reason” means (i) Mr. Burmeister ceases to be an officer of the Company; (ii) a reduction of Mr. Burmeister’s base salary that is not applicable to other officers in the same or similar manner; (iii) a material reduction of Mr. Burmeister’s incentive compensation opportunity that is not applicable to all other officers in the same or similar manner; (iv) a reduction or elimination of an executive benefit or an employee benefit and the reduction is not applicable to all other officers in the same or similar manner; (v) Libbey materially breaches the change in control agreement and does not remedy such breach prior to the expiration of 60 days after receipt of written notice of the breach given by Mr. Burmeister to Libbey.
Finally, as defined in the change in control agreement, “Change in Control” means the occurrence of any of the following events:

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A person (other than Libbey, any trustee or other fiduciary holding securities under one of our employee benefit plans, or any corporation owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of our common stock) becomes the "beneficial owner," directly or indirectly, of securities representing 30% or more of the combined voting power of our then-outstanding securities;

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The consummation of a merger or consolidation pursuant to which we are merged or consolidated with any other corporation (or other entity), unless our voting securities outstanding immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of securities of the surviving entity outstanding immediately after the merger or consolidation;

•	A plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets is consummated; or

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During any period of 2 consecutive years (not including any period prior to the execution of the agreement), Continuing Directors (as defined below) cease for any reason to constitute at least a majority of our Board. Continuing Directors means (i) individuals who were members of the Board at the beginning of the 2-year period referred to above and (ii) any individuals elected to the Board, after the beginning of the 2-year period referred to above, by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved in accordance with this provision. However, an individual who is elected to the Board after the beginning of the 2-year period referred to above will not be considered to be a Continuing Director if the individual was designated by a person who has entered into an agreement with us to effect a transaction that otherwise meets the definition of a change in control.

A person typically is considered to be the "beneficial owner" of securities if the person has or shares the voting power associated with those securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

Libbey Inc. Registrant
Date: March 17, 2017	By:	/s/ Susan Allene Kovach
Susan Allene Kovach
Vice President, General Counsel & Secretary